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                                                                 EXHIBIT 10.12


                          SECURITIES PURCHASE AGREEMENT

                          dated as of February 8, 1999

                                  by and among


                       WILLIAMS COMMUNICATIONS GROUP, INC.

                                (the "Company"),


                          THE WILLIAMS COMPANIES, INC.


                                       and


                             SBC COMMUNICATIONS INC.

                                (the "Investor")



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                                TABLE OF CONTENTS
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                                                                            Page
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ARTICLE I
DEFINED TERMS..................................................................1

ARTICLE II
PURCHASE AND SALE TERMS; CLOSING...............................................8
     2.1      Purchase and Sale................................................8
     2.2      Payment..........................................................8
     2.3      Closing..........................................................8

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY; DUE DILIGENCE...................9
     3.1      Delivery of Revised Underwriting Agreement ......................9
     3.2      Delivery of Articles.............................................9
     3.3      Underwriting Agreement Representations and Warranties............9
     3.4      Investor Due Diligence...........................................9
     3.5      Additional Representations and Warranties.......................10
     3.6      Disclosure to the Investor......................................10

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR................................10
     4.1      Existence.......................................................10
     4.2      Power and Authority.............................................10
     4.3      Purchase for Investment.........................................10
     4.4      Non-Contravention...............................................11
     4.5      Financial Matters...............................................11
     4.6      Restricted Securities...........................................11
     4.7      Further Limitations on Disposition..............................12

ARTICLE V
COVENANTS OF THE COMPANY AND THE INVESTOR.....................................12
     5.1      Covenants of the Company Only...................................12
     5.2      Further Assurances..............................................13
     5.3      Filings and Consents............................................14
     5.4      Accounting Treatment............................................14
     5.5      Regulatory Risk.................................................14
     5.6      Covenant to Satisfy Conditions..................................14
     5.7      Notification of Change in Control Event.........................14
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ARTICLE VI
CLOSING CONDITIONS............................................................15
     6.1      Conditions of Investor's Obligations at Closing.................15
     6.2      Conditions of the Company's Obligations at Closing..............15
     6.3      Conditions to Each Party's Obligation...........................16

ARTICLE VII
TRANSFER RESTRICTIONS.........................................................16
     7.1      Restrictions on Transfer; the 33 Act............................16

ARTICLE VIII
ANTI-DILUTION ADJUSTMENTS; PREEMPTIVE RIGHTS; VOTING RIGHTS;
     BOARD REPRESENTATION.....................................................18
     8.1      Anti-dilution Adjustments.......................................18
     8.2      Preemptive Rights...............................................19
     8.3      Offer Mechanics.................................................19
     8.4      Exceptions to Preemptive Rights.................................20
     8.5      Termination or Reduction of Preemptive Rights...................21
     8.6      Voting Rights...................................................22
     8.7      Board Representation............................................22

ARTICLE IX
CALL OPTION...................................................................23
     9.1      Call Option.....................................................23

ARTICLE X
TERMINATION...................................................................24
     10.1     Termination.....................................................24
     10.2     Effect of Termination...........................................25

ARTICLE XI
INDEMNIFICATION...............................................................25
     11.1     Indemnification.................................................25
     11.2     Terms of Indemnification........................................26

ARTICLE XII
REGISTRATION RIGHTS...........................................................27
     12.1     Registration Rights.............................................27
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ARTICLE XIII
RIGHTS OF FIRST OFFER.........................................................32
     13.1     Rights of First Offer Generally.................................32
     13.2     Transfer Mechanics..............................................33
     13.3     Transfers to Third Parties after TWC or the Company
                 Declines Rights of First Offer...............................34
     13.4     Exceptions to Rights of First Offer.............................34

ARTICLE XIV
STANDSTILL....................................................................34
     14.1     Standstill Provision............................................34

ARTICLE XV
MISCELLANEOUS.................................................................36
     15.1     Governing Law...................................................36
     15.2     Remedies Cumulative.............................................36
     15.3     Brokerage.......................................................36
     15.4     Severability....................................................36
     15.5     Notices.........................................................36
     15.6     No Waiver.......................................................36
     15.7     Amendments and Waivers..........................................36
     15.8     Rights of the Investor..........................................36
     15.9     Survival........................................................37
     15.10    Entire Understanding............................................37
     15.11    Expenses........................................................37
     15.12    Counterparts....................................................37
     15.13    Assignment; No Third-Party Beneficiaries........................37
     15.14    Press Releases and Announcements................................38
     15.15    Titles and Subtitles............................................38
     15.16    Aggregation of Stock............................................38

EXHIBITS

Exhibit 1.1    Lehman Brothers Standard Form of Underwriting Agreement
Exhibit 15.5   Notices

         SECURITIES PURCHASE AGREEMENT dated as of February 8, 1999, among Williams Communications Group, Inc., a Delaware corporation (the "Company"), The Williams Companies, Inc., a Delaware corporation ("TWC"), and SBC Communications Inc., a Delaware corporation ("SBC" and together with any assignee thereof pursuant to Section 15.13 hereof, the "Investor").

                                    PREAMBLE

         The Company wishes to obtain equity financing. The Investor is willing, on the terms contained in this Agreement, to purchase Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of the Company having the characteristics set forth in the Restated Articles of Incorporation of the Company (the "Articles"). The Company and SBC or certain of their Affiliates (as defined below) are entering into agreements, which include that certain Transport Services Agreement between the Company and the Investor dated February 8, 1999 (the "Transport Services Agreement"), and that certain Master Alliance Agreement between the Company and the Investor dated February 8, 1999 (the "Alliance Agreement"), under which the parties have set forth their agreement to work together to enhance their respective abilities to meet competitive opportunities for network services. Certain capitalized terms are defined in the first Article. Exhibits are incorporated by reference into this Agreement as though such exhibits were set forth at the point of such reference.


                                    ARTICLE I

                                  DEFINED TERMS

         The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates:

         "10% Limit" shall mean 10% of the total number of issued and outstanding shares of Common Stock of the Company calculated on a Fully-Diluted Basis after giving effect to any concurrent transaction and the issuance of shares of Common Stock to the Investor.

         "33 Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "34 Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Adverse Effect" shall have the meaning set forth in Section 5.5 to this Agreement.

         "Affiliate" has the meaning ascribed to it in Rule 12b-2 under the 34 Act.

         "Alliance Agreement" shall have the meaning set forth in the preamble to this Agreement.


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


         "Articles" shall have the meaning set forth in the preamble to this Agreement.

         "Articles Delivery Date" shall have the meaning set forth in Section
3.2 of this Agree ment.

         "Beneficially Own" means having the right to vote or dispose of, or "beneficially own" as determined pursuant to Rule 13d-3 under the 34 Act as in effect on the date of this Agreement, including pursuant to any agreement, arrangement or understanding.

         "Bona Fide Offer" means any cash offer by a Third Party in writing, setting forth a specific cash purchase price and a closing date of no more than thirty days therefrom, which is fully financed and not subject to any material conditions.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means a day other than a Saturday or Sunday or a day on which banking institutions are authorized or required by law or executive order to remain closed in New York, New York, Tulsa, Oklahoma or San Antonio, Texas.

         "Call Option" shall have the meaning set forth in Section 9.1(a) to this Agreement.

         "Change in Control Event" shall be deemed to have occurred with respect to the Investor or the Company if (i) there shall be consummated (x) any consolidation or merger of the Investor or the Company, as the case may be, in which the Investor or the Company, as the case may be, is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Investor or the Company, as the case may be, would be converted into cash, securities or other property (provided, that a merger of the Investor or the Company, as the case may be, in which the holders of such common stock immediately prior to the merger hold at least 70% of the common stock of the surviving corporation immediately after the merger shall not constitute a Change in Control Event), or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Investor or the Company, as the case may be, or (ii) the stockholders of the Investor or the Company, as the case may be, approved any plan or proposal for the liquidation or dissolution of the Investor or the Company, as the case may be, or (iii) any Person (other than TWC or any Subsidiary of TWC in the case of the Company) shall Beneficially Own 30% or more of the outstanding common stock of the Company or the Investor, as the case may be (or, in the case of the Company, 50% of the outstanding Common Stock if and so long as TWC Beneficially Owns 30% of more of the outstanding Common Stock of the Company), or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Investor or the Company, as the case may be, shall cease for any reason to constitute a majority


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thereof unless the election, or the nomination for election by such company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         "Claims" shall have the meaning set forth in Section 11.1(a) to this Agreement.

         "Class A Common Stock" shall mean the Class A common stock, par value $0.01 per share, of the Company and any common stock of the Company received in exchange for the Class A common stock.

         "Class B Common Stock" shall mean the Class B common stock, par value $0.01 per share, of the Company.

         "Closing" and "Closing Date" mean the consummation of the Company's sale and the Investor's purchase of Class A Common Stock pursuant to this Agreement, and the date or dates on which the same occurs or occurred, respectively.

         "Code" means the Internal Revenue Code of 1986, as amended, or any similar federal law then in force.

         "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock and any other series of common stock of the Company hereafter issued. The term "Common Stock" shall include, except as otherwise provided herein, any and all shares of common stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for any shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation, partial or complete liquidation, sale of assets, spin-off, distribution to stockholders or combination of the shares of Common Stock or any other change in the Company's capital structure, in order to preserve fairly and equitably as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

         "Company Control Person" shall have the meaning set forth in Section 12.1(g)(ii) to this Agreement.

         "Control Person" shall have the meaning set forth in Section 12.1(g)(i) to this Agreement.

         "Determination Period" shall have the meaning set forth in Section 9.1(c) to this Agreement.

         "Dilution Offer" shall have the meaning set forth in Section 8.1(c) to this Agreement.

         "Duly Endorsed" means (i) duly endorsed in blank by the person or persons in whose name a stock certificate or certificate representing a debt security is registered or (ii) accompanied


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by a duly executed stock or security assignment separate from the certificate, in each case with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

         "Employee Benefit Plan" means any plan regulated under ERISA.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

         "Fully-Diluted Basis" means, with respect to any calculation of the outstanding amount of common equity of the Company, an amount equal to the total outstanding number of shares of Common Stock, calculated without duplication and assuming the conversion of all outstanding shares of convertible capital stock and securities of the Company and the exercise of all warrants, options and other rights (including, without limitation, employee stock options pursuant to any stock option plan of the Company (except that, with respect to such options and warrants, if any such options are finally determined to be less than 100% vested or if any such warrants are finally determined to be less than 100% exercisable, only those shares of Common Stock which may be exercised following such final determination shall be included in such calculation)) to purchase shares of Common Stock.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the Federal Communications Commission (or any successor thereto) and each applicable public utilities commission).

         "Holder" shall have the meaning set forth in Section 12.1(a) to this Agreement.

         "HSR Act" shall have the meaning set forth in Section 5.3(a) to this Agreement.

         "Investor Limit" shall have the meaning set forth in Section 8.5(c) to this Agreement.

         "IPO" means the initial public offering of the Company pursuant to a registration statement to be filed by the Company under the 33 Act.

         "IPO Price" means the per share offering price for Class A Common Stock stated on the face of the final prospectus relating to the IPO.

         "Net IPO Price" means the IPO Price less any discounts or commissions per share from the IPO Price to the underwriter or underwriters.


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


         "Outstanding Equity" shall mean the total number of issued and outstanding shares of Common Stock of the Company immediately following the IPO calculated on a Fully-Diluted Basis.

         "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which the Company maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company.

         "Permitted Transfer Date" shall have the meaning set forth in Section 7.1(a) to this Agreement.

         "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, governmental entity, or any other entity.

         "Pooling Treatment" means the accounting for a specific transaction under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

         "Potential Change in Control Event" means any one of the following events: (a) the commencement of a tender offer or exchange offer (as such terms are defined in the rules and regulations under the 34 Act) by any Person that would, if consummated, constitute a Change in Control Event involving the Company; (b) the solicitation of proxies by any Person for the purpose of effecting a Change in Control Event involving the Company; (c) the disclosure by the Company of any material non-public information to any Person for the purpose of assisting such Person in evaluating whether to effect a Change in Control Event involving the Company; (d) the commencement of substantive discussions or negotiations (involving more than the Company responding to inquiries) between the Company and any Person contemplating a Change in Control Event involving the Company; or (e) the agreement by the Company, whether or not in writing, to facilitate a Change in Control Event involving the Company. For purposes of the above, in no event shall the term "Person" include the Investor or any of its Affiliates.

         "Preemptive Rights Notice" shall have the meaning set forth in Section 8.3(a) to this Agreement.

         "Preemptive Rights Offer" shall have the meaning set forth in Section 8.3(a) to this Agreement.

         "Purchase Agreement Addendum" shall have the meaning set forth in
Section 3.4 to this Agreement.


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         "Purchase Agreement Addendum Delivery Date" shall have the meaning set forth in Section 3.4 to this Agreement.

         "Purchase Price" shall have the meaning set forth in Section 2.1(c) to this Agreement.

         "Registration Request" shall have the meaning set forth in Section 12.1(a) to this Agreement.

         "Registration Statement" shall have the meaning set forth in Section 12.1(a) to this Agreement.

         "Representative" shall have the meaning set forth in Section 14.1 to this Agreement.

         "Restricted Security" shall have the meaning set forth in Section 7.1(b) to this Agree ment.

         "Revised Underwriting Agreement Delivery Date" shall have the meaning set forth in Section 3.1 to this Agreement.

         "Right of First Offer Notice" shall have the meaning set forth in
Section 13.1(a) to this Agreement.

         "SBC Nominee" shall have the meaning set forth in Section 8.7(a) to this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "Selling Stockholders" shall have the meaning set forth in Section 12.1(a) to this Agreement.

         "Subsidiary" or "Subsidiaries" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

         "Super Voting Rights" shall have the meaning set forth in Section 8.6 to this Agreement.

         "Termination" shall have the meaning set forth in Section 9.1 to this Agreement.

         "Third Party" means, with respect to the Company or the Investor, any Person other than the Company's or the Investor's Affiliates, respectively; provided further, that the Transfer to any such Person is in compliance with all applicable federal, state and foreign securities laws.

         "Trading Day" means a day on which the New York Stock Exchange is open for the transaction of business.


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


         "Transfer" means any direct or indirect sale, assignment, mortgage, transfer, pledge, gift, hypothecation or other disposition of or transfer of Common Stock.

         "Transfer Offer" shall have the meaning set forth in Section 13.1(a) to this Agreement.

         "Transfer Stock" shall have the meaning set forth in Section 13.1(a) to this Agreement.

         "Transport Services Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "TWC" means The Williams Companies, Inc., a Delaware corporation.

         "Underwriting Agreement" means the underwriting agreement among the Company and Lehman Brothers Inc., Salomon Smith Barney and certain other underwriters to be named therein, in connection with the IPO, with such changes as shall be reflected in a draft to be delivered to the Investor pursuant to
Section 3.1. The Lehman Brothers standard form of underwriting agreement is attached as Exhibit 1.1 for references purposes only.

         "Volume-Weighted Average Trading Price" shall mean, for any Trading Day, an amount equal to (a) the cumulative sum, for each trade of Class A Common Stock (or other class or series of capital stock) during such Trading Day on the New York Stock Exchange (or, if such security is not listed on the New York Stock Exchange, such other principal exchange or over-the-counter market on which such security is listed), of the product of: (i) the sale price times (ii) the number of shares of Class A Common Stock (or such other class or series of capital stock) sold at such price, divided by (b) the total number of shares of Class A Common Stock (or such other class or series of capital stock) so traded during the Trading Day.

         Additional defined terms are found in the body of the following text.

         The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder," and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.

                                   ARTICLE II

                        PURCHASE AND SALE TERMS; CLOSING

         2.1 Purchase and Sale.

                  (a) The Board of Directors of the Company has authorized the sale and issuance to the Investor pursuant to this Agreement of up to 10% of its shares of its Common Stock, having the rights, privileges and restrictions set forth in the Articles of the Company. Before the Closing Date, the Company will have adopted and filed the Articles with the Delaware Secretary of State.

                  (b) Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the number of shares of Class A Common Stock equal to the lesser of (i) $500,000,000 divided by the IPO Price or (ii) 10% of the Outstanding Equity immediately following the consummation of the IPO and after giving effect to the issuance of the Class A Common Stock to the Investor, subject to adjustment as set forth in Article VIII below. Upon the exercise and closing by the Underwriters of the over-allotment option as contemplated in the Underwriting Agreement, the Investor shall purchase such additional shares of Class A Common Stock from the Company (at a price equal to the number of shares of Class A Common Stock to be acquired by the Investor multiplied by the lesser of (x) the Net IPO Price or (y) the price paid by the Underwriters pursuant to the over-allotment option) as such Investor would have been required to purchase in accordance with the foregoing sentence if the closing of the over-allotment option had occurred simultaneously with the Closing; provided that the additional shares so purchased by the Investor shall not be part of the over-allotment option but shall be other newly issued shares of the Company.

                  (c) The aggregate purchase price (the "Purchase Price") for the shares of Class A Common Stock to be purchased by the Investor shall be an amount equal to the product of the number of shares of Class A Common Stock to be acquired by the Investor, as determined by Section 2.1(b) above, multiplied by the Net IPO Price; provided, however that the Purchase Price to be paid in connection with the exercise of any over-allotment option shall be determined pursuant to Section 2.1(b).

         2.2 Payment. At the Closing, the Company shall deliver to Investor a certificate (registered in the name of the Investor) representing the appropriate number of shares of Class A Common Stock which the Investor is purchasing against delivery to the Company by the Investor by wire transfer in immediately available funds in U.S. dollars in the amount of the Purchase Price therefor payable to the Company's order.

         2.3 Closing. The purchase and sale of the Class A Common Stock to take place at the Closing shall be held at the offices of Davis Polk & Wardwell, New York, New York or such other place as the parties may agree. The Closing shall occur on the date of and simultaneously with the consummation of the transactions contemplated by the Underwriting Agreement relating to the IPO (the "Closing Date"). The Closing shall occur simultaneously with and shall be conditioned upon the closing of the transactions contemplated by the Underwriting Agreement relating to the IPO.



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


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY;
                                  DUE DILIGENCE

         3.1 Delivery of Revised Underwriting Agreement. The Company shall deliver to the Investor a revised and substantially completed draft Underwriting Agreement on or before March 15, 1999, or such later time as the Company and the Investor shall agree in writing (the "Revised Underwriting Agreement Delivery Date"). Notwithstanding the foregoing, the Revised Underwriting Agreement Delivery Date shall not be before March 8, 1999.

         3.2 Delivery of Articles. The Company shall deliver to the Investor the Articles on or before February 15, 1999, or such later time as the Company and the Investor shall agree in writing (the "Articles Delivery Date"). The Investor shall comment on the Articles within five Business Days following the Articles Delivery Date and the Investor and the Company shall thereafter negotiate in good faith to resolve any issues relating to the Articles.

         3.3 Underwriting Agreement Representations and Warranties. In connection with the sale of the Class A Common Stock to the Investor, the Company will hereby be deemed to make each of the representations and warranties to, and agreements with, the Investor that are made for the benefit of the Underwriters as set forth in the Underwriting Agreement.

         3.4 Investor Due Diligence. From the date hereof until the Closing Date, the Company will grant the Investor and its representatives reasonable access to all the premises, books, records, inventory and physical plant relating to the Company. The Company shall cause its representatives and independent auditors to furnish to the Investor such financial and other data and information with respect to the Company as the Investor and/or its independent accountants and counsel shall reasonably request, to the extent permitted by law, in the opinion of the General Counsel of the Company, and in compliance with applicable laws and regulations and with contractual obligations to third parties including, without limitation, confidentiality and non-disclosure restrictions. With respect to data requested by the Investor which is subject to contractual restrictions on disclosure, the Company agrees to exercise reasonable efforts in order to obtain the necessary permissions which would allow the disclosure of such data or information to the Investor. The Investor recognizes that certain data may be redacted to prevent the disclosure of information that the Company is not legally or contractually authorized to disclose.


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


         3.5 Additional Representations and Warranties. Unless waived by the Investor in writing, the Company shall, by addendum ("Purchase Agreement Addendum") to this Agreement delivered and dated not more than 15 days after the Revised Underwriting Agreement Delivery Date, make such additional representations and warranties, and provide for such terms and conditions concerning such representations and warranties, as the Investor shall reasonably request in writing five days after the Revised Underwriting Agreement Delivery Date, and as the Company and the Investor shall agree upon (the date of delivery by the Company and acceptance by the Investor of such addendum, or the date of any waiver, being referred to as the "Purchase Agreement Addendum Delivery Date").

         3.6 Disclosure to the Investor. If during the course of the Investor's due diligence as described in Section 3.4, the Investor discovers a fact or set of facts which would cause or has caused a breach of one of the representations and warranties of this Agreement or the Underwriting Agreement or which fact or set of facts is viewed as significant by the Investor to require an additional representation or warranty as described in Section 3.5, the Investor shall use reasonable efforts to notify the Company as promptly as practicable concerning such fact or set of facts.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company, as of the date hereof and as of the date of the Closing that:

         4.1 Existence. The Investor is a company duly organized, validly existing and current in payment of all taxes properly payable pursuant to the laws of the jurisdiction of its organization. The Investor has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

         4.2 Power and Authority. The Investor has the requisite corporate power and authority and has taken all required action necessary to authorize the execution and delivery by it of this Agreement and all other documents or instruments required by this Agreement, and to carry out the terms of this Agreement and of all such other documents or instruments. This Agreement has been duly executed and delivered by the Investor and (assuming the due authorization, execution and delivery hereof by the Company and the other parties thereto other than the Investor) constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

         4.3 Purchase for Investment. The Investor is purchasing its shares of Class A Common Stock for investment, for its own account (not as a nominee or agent) and not for the account of any Employee Benefit Plan (or if are being acquired for the account of any such Plan, such acquisition does not involve a nonexempt prohibited transaction within the meaning of


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


Section 406 of ERISA or Section 4975 of the Code) and not with a view to the resale or distribution of any part thereof, except for transfers permitted hereunder, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, Transfer or grant participation to such Person or to any third person with respect to the Class A Common Stock.

         4.4 Non-Contravention. The execution, delivery and performance of this Agreement by the Investor and the consummation of any of the transactions contemplated hereby by the Investor will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to any agreement, instrument, franchise, license or permit to which the Investor is a party or by which any of its properties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Investor or any of its properties or assets, other than such breaches, defaults or violations that are not reasonably expected to impair the ability of the Investor to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby by the Investor do not and will not violate or conflict with any provision of the organizational documents of the Investor, as currently in effect. Except for filings under the HSR Act, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body applicable to the Investor is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.5 Financial Matters. The Investor, either alone or with its financial advisor, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder. The Investor represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the 33 Act.

         4.6 Restricted Securities. The Investor understands that its shares of Class A Common Stock must be held indefinitely unless they are registered under the 33 Act or an exemption from such registration becomes available, and that its shares of Class A Common Stock may only be Transferred as provided in
Article VII of this Agreement. The Investor acknowledges and agrees to abide by the restrictions on transfer set forth in Article VII of this Agreement. The Investor understands that the shares of Class A Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the

33 Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with Rule 144 under the 33 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 33 Act.

         4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Class A Common Stock unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Article IV and Article VII and:

                  (a) There is then in effect a registration statement under the 33 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the 33 Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.


                                    ARTICLE V

                    COVENANTS OF THE COMPANY AND THE INVESTOR

         5.1      Covenants of the Company Only.

                  (a) The Company will hereby be deemed to covenant and agree with the Investor and to its benefit to comply with all agreements made for the benefit of the Underwriters as set forth in the Underwriting Agreement and shall make such additional covenants as shall be agreed to by the Company and the Investor in the Purchase Agreement Addendum.

                  (b) The Company is currently engaged in discussions with underwriters regarding the IPO and agrees that it will act in good faith to effect the IPO and to undertake such steps as it shall deem necessary to consummate the IPO. If the Company does not effect an IPO, the Company hereby agrees that it will enter into discussions with SBC regarding SBC's possible investment in the Company.

                  (c) The Company shall promptly notify SBC of any material developments in connection with the IPO, and provide copies of any and all filings, notices and other communications with the SEC relating thereto, including copies of the registration statement filed with the SEC, and with any Governmental Authority relating to the filings under the HSR Act as described in
Section 5.3(a) below. The Company shall also provide to SBC any such filings, notices and other communications to SBC sufficiently for in advance of their being filed or provided to the SEC or such Governmental Authorities as described above so as to permit SBC sufficient opportunity to review and comment on such drafts.

                  (d) The Company shall provide to SBC copies of any notices, correspondence or other written communication from the SEC relating to the IPO or from any Governmental Authority relating to the filings under the HSR Act as described in Section 5.3(a) below promptly following receipt thereof.

         5.2 Further Assurances. Subject to the terms and conditions provided herein, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the transactions contemplated by this Agreement. The Company, at its expense, will promptly execute and deliver to the Investor, and the Investor will, at its expense, promptly execute and deliver to the Company, upon the other's reasonable request, all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith, including without limitation, applications under the HSR Act.

         5.3      Filings and Consents.

                  (a) As soon as practicable after execution and delivery of this Agreement, the Investor and the Company shall make all filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the transactions contemplated hereby. In addition, the Investor and the Company will each promptly furnish all information as may be required by the Federal Trade Commission and the Department of Justice under the HSR Act in order for the requisite approvals for the purchase and sale of the Class A Common Stock, and the transactions contemplated hereby, to be obtained or any applicable waiting periods to expire. Each of the parties hereto will cooperate with each other with respect to obtaining, as promptly as practicable, all necessary consents, approvals, authorizations and agreements of, and the giving of all notices and making of all other filings with, any third parties, including Governmental Authorities, necessary to authorize, approve or permit the consummation of the transactions contemplated hereby.

                  (b) The Investor and the Company will provide such information and communications to the Persons requiring such approvals, authorizations and consents as reasonably required by such Person.

         5.4      Accounting Treatment.

                  (a) Except as permitted by Section 5.4(b), the Investor shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, any transaction of the Company from qualifying for Pooling Treatment.

                  (b) The Investor agrees that it will not, without the prior written consent of the Company, Transfer any shares of Common Stock or any securities convertible into or exercisable for shares of Common Stock owned by it or with respect to which it has the power of disposition, whether directly or indirectly, at any time, if in the reasonable judgment of the Company, such restriction is deemed necessary in order to permit or preserve Pooling Treatment; provided, however, that notwithstanding the foregoing, the Investor shall not be prohibited from Transferring any shares of Common Stock, as a result of the Company's need to permit or preserve Pooling Treatment, for more than 120 days in any calendar year.

         5.5 Regulatory Risk. Subject to Article XIII, if any regulatory issues, whether by means of an order or request of a Governmental Authority or otherwise, arise as a result of the Investor's ownership of the Class A Common Stock, that causes or reasonably would be expected to cause the Company to be subject to additional legal limitations or governmental regulation that have an Adverse Effect, the Investor shall, from the date the Investor becomes aware that a regulatory issue or issues would cause or reasonably would be expected to cause such circumstances to exist, as promptly as reasonably practicable Transfer (notwithstanding the restriction on Transfer prior to the Permitted Transfer Date in Article VII) such number of shares of Class A Common Stock as may be necessary to resolve such issues, or take such other action that the Investor deems appropriate to resolve such issues; provided, however, that the Investor shall only be liable to the Company for any losses or other expenses associated with such additional legal limitations or governmental regulations if due to the Investor's negligence or failure to act diligently in Transferring such shares in accordance with the above. For purposes of this Section 5.5, "Adverse Effect" means the imposition on the Company of actual out-of-pocket costs in excess of $60 million or the required inclusion of a contingent liability in excess of $60 million in the Company's financial statements prepared consistent with generally accepted accounting principles.

         5.6 Covenant to Satisfy Conditions. Each party agrees to use all reasonable efforts to insure that the conditions to the other party's obligations hereunder set forth in Article VI, insofar as such matters are within the control of such party, are satisfied.

         5.7 Notification of Change in Control Event. Each party shall promptly notify the other party of any Change in Control Event affecting the Company or the Investor, as the case may be, and the Company shall promptly notify the Investor of a Potential Change in Control Event of which it becomes actually aware.

                                   ARTICLE VI

                               CLOSING CONDITIONS

         6.1 Conditions of Investor's Obligations at Closing.

                  (a) Underwriting Agreement. The Investor's obligation to purchase and pay for the Class A Common Stock to be purchased by it hereunder is subject to (i) the Investor's determination that there has not been any material revision to the Underwriting Agreement that is adverse to the Investor as it has been executed by the Underwriters and the Company since the draft delivered to the Investor pursuant to Section 3.1 hereof, and (ii) the receipt by the Investor of all letters, opinions, and certificates that the Underwriters are entitled to receive from the Company in connection with the closing of the IPO.

                  (b) Receipt of Purchase Agreement Addendum. The Investor shall have received from the Company the Purchase Agreement Addendum pursuant to
Section 3.5 hereof in form and substance reasonably satisfactory to the Investor.

                  (c) Receipt of Articles. The Investor shall have received from the Company the Articles pursuant to Section 3.2 in form and substance reasonably satisfactory to the Investor.

         6.2 Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the
Investor:

                  (a) Representations and Warranties. The representations and warranties of the Investor contained in Article IV shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  (b) Payment of Purchase Price. The Investor shall have delivered the Purchase Price.

                  (c) Performance of Obligations. The Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

                  (d) Legal Matters. The Company shall have received from the Investor such legal opinions as shall be reasonably agreed upon by the Company and the Investor and such other letters, opinions and certificates as the Company shall reasonably request.

         6.3 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) HSR Approval. The applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have been terminated or shall have expired.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the transactions contemplated hereby shall be in effect.

                  (c) Transport Services Agreement. The Transport Services Agreement shall have been executed and remain in full force and effect.

                  (d) Consummation of IPO. The closing of the IPO as contemplated by the Underwriting Agreement shall be consummated simultaneously with the Closing.


                                   ARTICLE VII

                              TRANSFER RESTRICTIONS

         7.1 Restrictions on Transfer; the 33 Act.

                  (a) Restrictions on Transfer; Restrictive Legends. The Class A Common Stock owned by the Investor shall not be transferable except upon the conditions specified in this Article VII, which conditions are intended to insure compliance with the provisions of the 33 Act in respect of the Transfer of any such Class A Common Stock.

                  The Investor (including each assignee) hereby acknowledges and agrees that it is acquiring the shares of Class A Common Stock in a transaction exempt from registration under the 33 Act and that no shares of Class A Common Stock may be Transferred in the absence of registration under the 33 Act or an applicable exemption therefrom. The Investor also hereby agrees that it will, if requested by an underwriter in connection with a public offering of securities (including the IPO), enter into a standard lock-up agreement preventing it from offering, selling or granting any option for the sale of or disposing of any of its shares of Common Stock for the same time period that the Company or TWC would be subject to under the underwriting agreement in connection with such public offering, which period the Company shall use reasonable efforts to limit to a period of not more than 90 days (except in the case of the IPO) and which shall in no event be in excess of 180 days. The Investor also hereby acknowledges and agrees that it shall not Transfer (other than to an Affiliate) such shares of Class A Common Stock for a period of three years and six months from the Closing Date (which date shall also be the closing of the IPO) (the "Permitted Transfer Date"). Each certificate representing the Investor's shares of Class A Common Stock shall (unless otherwise permitted by the provisions of this Article VII) be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SHARES OF COMMON STOCK OF THE ISSUER REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW OR
(2) AN OPINION OF COUNSEL SATISFACTORY TO WILLIAMS COMMUNICATIONS GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED BECAUSE OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY __, 1999, AS AMENDED FROM TIME TO TIME, WHICH PROVIDES THAT SUCH SHARES MAY NOT BE TRANSFERRED UNTIL AUGUST __, 2002 (WHICH DATE IS THREE YEARS AND SIX MONTHS FROM THE DATE HEREOF). COPIES OF THE SECURITIES PURCHASE AGREEMENT MAY BE OBTAINED UPON REQUEST FROM WILLIAMS COMMUNICATIONS GROUP, INC. AND ANY SUCCESSOR THERETO."

                  (b) Non-Applicability of Transfer Restrictions; Removal of Legends. The restrictions imposed by Section 7.1 above upon the transferability of any shares of Class A Common Stock represented by a certificate bearing the restrictive legends set forth in such Section 7.1 (a "Restricted Security") shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the 33 Act or transferred pursuant to Rule 144 (or any similar or successor rule thereto) promulgated under the 33 Act unless the holder thereof is an affiliate of the Company. Upon a Change in Control Event of the Company, the restriction on the Investor prohibiting the Transfer of shares of Class A Common Stock prior to the Permitted Transfer Date shall cease and terminate. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense, a new security of the same type but not bearing the restrictive legend set forth above and not containing any other reference to the restrictions imposed by Section 7.1 above, provided that a holder's right to receive, and the Company's obligation to issue, a new Security not bearing such restrictive legends and not containing any other reference to the restrictions imposed by Section 7.1 above shall be subject, in the Company's discretion, to the delivery to the Company of an opinion of counsel of the transferor (which may include in-house counsel to the Investor) that subsequent transfers of such Restricted Security by the proposed transferee will not require registration under the 33 Act.

                                  ARTICLE VIII

                  ANTI-DILUTION ADJUSTMENTS; PREEMPTIVE RIGHTS;
                       VOTING RIGHTS; BOARD REPRESENTATION

         8.1      Anti-dilution Adjustments.

                  (a) If immediately following the IPO the Investor owns Class A Common Stock which is less than the 10% Limit and the Company plans to issue common equity securities in a public offering solely for the purpose of raising additional capital, the Company will then grant to the Investor a right of first refusal to purchase, with respect to the issuance by the Company of new or additional common equity securities for cash, that portion of such new or additional equity securities as may be necessary in order to permit the Investor to attain the 10% Limit. This right of first refusal shall be offered in accordance with the offer mechanics set forth in (c) below. The Company shall offer the Investor the right to purchase such equity securities at the price offered to the public in connection with such issuance less any discounts or commissions per share from the price offered to the public to the underwriters. Upon the exercise and closing by the Underwriters of the over-allotment option as contemplated in the Underwriting Agreement, the Company shall grant the Investor a right of first refusal to purchase such additional shares of Class A Common Stock as such Investor would have had the right to purchase in order to attain the 10% Limit if the closing of the over-allotment option had occurred simultaneously with the Closing.

                  (b) The right granted to the Investor in Section 8.1(a) above shall terminate when the Investor first reaches the 10% Limit and shall be subject to Section 8.5. Once the 10% Limit is reached, the Investor will only have such additional preemptive rights as set forth in Section 8.2.

                  (c) Offer Mechanics. The Company shall provide a written notice to the Investor of its intention to issue common equity securities in a public offering in accordance with, and at such price set forth in, Section 8.1(a) above (the "Dilution Offer"). The Investor will then have the right, within ten Business Days after the date the Dilution Offer is received by the Investor, to accept irrevocably such offer in the aggregate, as to all, but not less than all (unless necessary in order not to exceed the 10% Limit), such common equity securities. If the Investor desires to exercise its right to purchase, it shall provide the Company with written notice (specifying the amount of common equity securities as to which it is accepting the Dilution Offer) within such 10 Business Day period; provided, however, that such securities will then not be offered as part of such public offering but shall be offered and sold to the Investor in a private transaction. If the Investor declines the right to purchase, the Company shall continue with a public offering as set forth in (e) below; provided, however, that in no event shall the Investor purchase more than 50% of the common equity securities issued by the Company at any one time, and provided, further, that the securities purchased by the Investor, if any, will not be offered as part of such public offering but shall be offered and sold to the Investor in a private transaction.

                  (d) The closing of the purchase of the common equity securities by the Investor shall take place at the principal executive offices of the Company as soon as practicable, but in no event later than thirty Business Days after the expiration of the 10 Business Day period after the giving of the Dilution Offer (or such other date as may be mutually agreed to by the parties to such transaction). At such closing, the Investor shall deliver to the Company the appropriate per share cash consideration pursuant to a bank, cashier's or certified check or by wire transfer of immediately available funds (unless otherwise specified in the Dilution Offer provided to the Investor), against delivery of certificates representing the common equity securities so purchased Duly Endorsed.

                  (e) Transfers to Public after the Investor Declines Dilution Offer. If at the end of the 10 Business Day period following the giving of the Dilution Offer, the Investor shall not have accepted the Dilution Offer as to all shares of common equity securities covered thereby (unless less than all is necessary in order not to exceed the 10% Limit), the Company shall have 90 days in which to sell the common equity securities to the public, at a price to the underwriters that is no less than 95% of the price contained in the Dilution Offer and on terms and conditions not more favorable to the public than were contained in the Dilution Offer. Promptly after any sale pursuant to this subsection (e), the Company shall notify the Investor of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms and conditions thereof as the Investor may reasonably request. If, at the end of such 90 day period, the Company has not completed the sale of such common equity securities, it shall no longer be permitted to sell such shares pursuant to this Section 8.1(e) without again fully complying with the provisions of this Section 8.1.

         8.2 Preemptive Rights. Subject to Section 8.5, the Company hereby grants to the Investor a right of first refusal to purchase, with respect to the issuance by the Company to any person of any new or additional common equity securities for cash, that portion of such new or additional common equity securities as may be necessary in order to permit the Investor to attain and maintain the 10% Limit. The Company shall offer the Investor the right to purchase such equity securities at the same price as offered to such person.

         8.3      Offer Mechanics.

                  (a) The rights of first refusal granted in Section 8.1 and 8.2 shall be offered to the Investor (such offer, the "Preemptive Rights Offer") pursuant to a written notice from the Company offering the Investor such securities on the same terms and conditions as offered to the other offeree(s) (such written notice, the "Preemptive Rights Notice"). The Investor shall have

15 days from the date of the Company's delivery of the Preemptive Rights Notice to notify the Company in writing of its binding acceptance of such Preemptive Rights Offer with respect to all (but not less than all unless less than all is necessary to reach the 10% Limit) equity securities which are offered to the Investor pursuant to such Preemptive Rights Offer; provided, however, that if the Company is issuing additional common equity securities in connection with a public offering, the Company may shorten such time period to a period reasonably necessary in order to ensure that information regarding the Investor will be properly disclosed in any registration statement covering such securities.

                  (b) If the Investor accepts the Preemptive Rights Offer in accordance with the provisions of the preceding sentence, the Company shall have 30 days in which to consummate such binding agreement. In the event that the Investor does not accept the Preemptive Rights Offer within such 15-day period in accordance with the provisions of the preceding sentence or fails to consummate any such purchase within such 30-day period, the Company would have the right, but not the obligation, to issue such securities on terms and conditions in the aggregate no more favorable to the other offeree(s) than those set forth in the Preemptive Rights Notice, pursuant to a definitive agreement to be entered into no later than 120 days after such date.

         8.4 Exceptions to Preemptive Rights. Notwithstanding anything to the contrary contained herein, no rights of first refusal pursuant to Section 8.1(a) or 8.2 above would apply in the event of (i) any issuances or grants of equity securities to the officers, directors or employees of the Company or any of its Subsidiaries, either in connection with a benefit plan or otherwise, (ii) the exercise of any employee or director options or the exercise or conversion of any options, warrants or convertible securities in existence as of the date of the Closing, or the issuance of any securities to the employees or directors of the Company or its Subsidiaries pursuant to any restricted stock or other incentive plan of the Company or any of its Subsidiaries or the issuance upon the conversion or exercise of convertible securities or warrants the issuance of which was subject to this Article VIII, (iii) the issuance of equity securities, either directly or indirectly, in connection with the Company's acquisition of, business combination with or investment in any party which is not prior to such transaction an Affiliate of the Company (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise), (iv) the issuance of securities (including any convertible securities or options and the conversion or exercise thereof) to any third party which is at such time a creditor of the Company, in connection with the refinancing or restructuring of the indebtedness owed to such third party, (v) an issuance of Class A Common Stock by the Company in connection with the IPO, (vi) the distribution by the Company of its securities to all of its stockholders on a pro rata basis or in exchange for outstanding TWC equity securities, (vii) a spin-off or split-off of the equity securities of the Company to its shareholders, or (viii) if the granting of such rights would prevent, or would be reasonably likely to prevent, the Company from receiving Pooling Treatment.

         8.5      Termination or Reduction of Preemptive Rights.

                  (a) The right of first refusal and pre-emptive rights granted to the Investor in Sections 8.1 and 8.2 to allow the Investor to maintain the 10% Limit shall terminate:

                           (i) upon a Transfer of a number of shares of Class A Common Stock by the Investor such that after the Transfer the Investor Beneficially Owns less than 3% of the issued and outstanding shares of Common Stock; or

                           (ii) if the Transport Services Agreement is no longer in effect.

                  (b) The Investor may fail to exercise its rights pursuant to
Section 8.1 or 8.2 on one occasion without any effect whatsoever on the Investor's rights hereunder except as provided in Section 8.5(c).

                  (c) If, after failing to exercise its rights under Section 8.1 or 8.2 on one occasion as permitted in Section 8.5(b), the Investor should again fail on one or more occasions to exercise its rights under Section 8.1 or 8.2, the Investor's right to purchase common equity securities under Section 8.1 and
8.2 shall be limited and reduced so as to permit the Investor to purchase only such new or additional common equity securities as may be necessary in order to permit the Investor to maintain only that percentage of the total number of issued and outstanding shares of Common Stock of the Company calculated on a Fully-Diluted Basis that the Investor Beneficially Owned immediately following the particular event that gave rise to the right of first refusal or preemptive right under Section 8.1 or 8.2 that the Investor failed to exercise (the "Investor Limit"); provided however, that if the Investor shall have purchased additional securities other than from the Company, such shares of Class A Common Stock shall not be counted for calculating the Investor Limit but only such shares of Class A Common Stock that the Investor shall have purchased directly from the Company shall be counted in calculating the Investor Limit. In such event and for such purposes, all references in Section 8.1 and 8.2 to "10% Limit" shall mean the "Investor Limit." The Investor Limit shall be further reduced on each and every occasion (following the first occasion as provided in Section 8.5(b)) that the Investor fails to exercise its rights under Section 8.1 or 8.2.

                  (d) If and on each occasion that the Investor Transfers any shares of Class A Common Stock it Beneficially Owns to anyone other than an Affiliate, the Investor's right to purchase common equity securities under
Section 8.1 and 8.2 shall be limited and reduced to permit the Investor to maintain only that percentage of the total number of issued and outstanding shares of Common Stock of the Company calculated on a Fully-Diluted Basis that the Investor Beneficially Owned immediately following the consummation of such Transfer (the "Transfer Limit"). In such event and for such purposes, all references in Section 8.1 and 8.2 to "10% Limit" (or, to the extent superseded by Section 8.5(c), the "Investor Limit") shall mean the "Transfer Limit."

                  (e) The Investor's right to purchase equity securities under
Section 8.1 and 8.2 shall be further limited and reduced upon the occurrence of each event described in Section 8.5(c) and 8.5(d) and shall not be thereafter increased.

         8.6 Voting Rights. If at any time after the date hereof the Company issues to any Person other than the Company or any Affiliate of the Company in a private or public sale of Common Stock with voting rights ("Super Voting Rights") that are greater in any material respect than those the Investor has in its Class A Common Stock, other than in connection with one or more employee or director related plans or arrangements or in connection with a spin-off by the Company of the Common Stock to its shareholders, the Investor will have the right at its option to convert its shares of Class A Common Stock to new shares of Common Stock with such Super Voting Rights. If such conversion occurs, all references in this Agreement to Class A Common Stock shall be deemed to refer to the Common Stock with Super Voting Rights.

         8.7      Board Representation.

                  (a) Upon written request of SBC, following the completion of the IPO and as long as SBC Beneficially Owns more than 5% of the issued and outstanding shares of Common Stock, the Company shall recommend to its Board of Directors that the Board take such action as may be necessary to elect a director to be named by SBC (the "SBC Nominee") to the Company's Board of Directors; provided that such SBC Nominee shall be a person acceptable to the Board of Directors in its reasonable discretion prior to such person's initial appointment which right of approval shall not be unreasonably withheld. Thereafter, so long as SBC continues to Beneficially Own more than 5% of the issued and outstanding shares of Common Stock and TWC Beneficially Owns more than 50% of the issued and outstanding Class B Common Stock, the Company shall recommend to its Board of Directors that the Board recommend to its stockholders the reelection to the Company's Board of Directors of the SBC Nominee, or such other SBC Nominee as SBC shall designate to the Company in writing at least five Business Days prior to the meeting of the Board of Directors at which the directors consider nominations for election to the Board of Directors. The SBC Nominee shall not receive any compensation, including any shares of Common Stock, for his services as a member of the Board of Directors.

                  (b) The rights existing in Section 8.7(a) above shall only inure to the benefit of SBC if SBC has obtained relief in any state from Section 271 of the Telecommunications Act of 1996, as amended from time to time, and such relief continues to be in effect.

                  (c) SBC agrees to cause the SBC Nominee to sign any customary agreement of the Company concerning the SBC Nominee's obligations as is signed by other directors of the Company.

                  (d) SBC agrees that the SBC Nominee shall not be entitled to participate in and shall be required to excuse himself from any Board, committee or other internal discussions and related vote if at any time the general counsel of the Company or the senior vice president of law of the Company decides that the participation of the SBC Nominee presents a conflict of interest or a potential conflict of interest, whether the conflict arises out of SBC's business, the Company's business or any other matter.

                  (e) The right of SBC to appoint the SBC Nominee shall be terminated upon the following events:

                           (i) a termination by SBC of the Alliance Agreement pursuant to Section 12.1.1.3 thereof;

                           (ii) a termination by the Company of the Alliance Agreement pursuant to Section 12.1.2.2 thereof;

                           (iii) a termination by the Company of the Alliance Agreement pursuant to Section 12.1.2.1 thereof;

                           (iv) a termination of the Alliance Agreement pursuant to Section 12.1.1.5 thereof; or

                           (v) if the Investor owns less than 5% of the total number of issued and outstanding shares of Common Stock of the Company calculated on a Fully-Diluted Basis.


                                   ARTICLE IX

                                   CALL OPTION

         9.1      Call Option.

                  (a) In the event that the Transport Services Agreement terminates other than because of a breach of a representation, warranty, covenant or other obligation by the Company (the "Termination"), the Company shall have the right to purchase (the "Call Option") from the Investor all, but not less than all, of the shares of Common Stock the Investor acquired pursuant to this Agreement and still owns at the time of the Termination. The Company shall be able to assign its rights under this Section 9.1 to TWC.

                  (b) The Call Option shall continue to be exercisable by the Company until the earlier of (i) the Transfer of shares of Common Stock to a Third Party that the Investor acquired pursuant to this Agreement; provided, however, that the Call Option shall only terminate with respect to such shares of Common Stock that have been Transferred, and (ii) a period of 120 Business Days commencing on the first Business Day following the public announcement of the Termination and shall expire if not exercised by written notice by the Company to the Investor at the conclusion of such 120-day period.

                  (c) The purchase price per share for the shares of Class A Common Stock purchased by the Company pursuant to the Call Option shall be equal to the Volume-Weighted Average Trading Price of a share of Class A Common Stock over a period of twenty consecutive Trading Days commencing on the first Trading Day following the public announcement of the Termination (the "Determination Period") less the difference between the IPO Price and the Net IPO Price or, for shares acquired by the Investor pursuant to Section 8.1(a), the price offered to the public in connection with the issuance of equity securities less any discounts or commissions off such price to the underwriters. The Investor hereby agrees that it will not sell, enter into any agreement to sell, purchase or enter into any agreement to purchase any shares of Class A Common Stock during the Determination Period.

                  (d) The purchase price for the shares of Class A Common Stock to be purchased pursuant to the Call Option shall be paid by the Company to the Investor in cash by wire transfer within ten Business Days of receipt by the Investor of the notice by the Company of its election to exercise the Call Option.

                  (e) The Investor shall, within three Business Days of receipt of the full purchase price for exercise of the Call Option, return to the Company the certificate or certificates for all of the shares of Class A Common Stock which had been purchased pursuant to the Call Option.

                                    ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual consent of the Investor and the Company;

                  (b) by either the Company or the Investor if the Closing shall not have occurred by December 31, 1999, and this Agreement has not previously been terminated, provided, however, that the failure to consummate the Closing by such date is not a result of either the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder or the breach by the party so electing of its representations and warranties;

                  (c) if either the Investor or the Company terminates the Transport Services Agreement;

                  (d) by either the Company or the Investor in the event any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restricting, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and unappealable;

                  (e) at any time on or prior to five Business Days after the Purchase Agreement Addendum Delivery Date, by the Investor in writing, if the Investor determines in its sole good faith judgment that the financial condition, business or prospects of the Company (as such condition, business or prospects may affect the market price of the Common Stock) are materially adversely different from what was reasonably expected by the Investor at the execution of this Agreement; provided, that this Section 10.1(e) shall not limit in any way the due diligence investigation of the Company which the Investor may perform or otherwise affect any other rights which the Investor has after the date hereof and after the Purchase Agreement Addendum Delivery Date, under the terms of this Agreement; or

                  (f) on or before five Business Days after the Purchase Agreement Addendum Delivery Date, by the Investor if the Company has not, if requested to by the Investor, delivered a Purchase Agreement Addendum pursuant to Section 3.4 that is, in the Investor's sole and absolute discretion, satisfactory to the Investor.

         10.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article X, all further obligations of the parties under this Agreement other than the obligations set forth in this Section 10.2 and Section 15.14 shall terminate and there shall be no liability of any party to another party except for a party's breach of any of its obligations, representations or warranties under this Agreement prior to such termination.


                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1     Indemnification.

                  (a) The Company hereby agrees to indemnify, defend and hold harmless the Investor and each of its directors, officers and each Person, if any, who controls (within the meaning of Section 15 of the 33 Act and Section 20 of the 34 Act) the Investor from and against all actual demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (collectively, "Claims"), including without limitation interest, penalties and reasonable attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by the Investor, directly or indirectly, by reason of or resulting from a breach of any covenant, representation, warranty or agreement of the Company contained in or made pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby, including, without limitation, any claims relating to the Company or any properties (former or current) owned, leased or managed by any of the foregoing.

                  (b) The Investor hereby agrees to indemnify, defend and hold harmless the Company and each Company Control Person from and against all Claims), including without limitation interest, penalties and reasonable attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by the Company and each Company Control Person, directly or indirectly, by reason of or resulting from a breach of any covenant, representation, warranty or agreement of the Investor contained in or made pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby.

         11.2 Terms of Indemnification. The obligations and liabilities of the parties with respect to Claims by third parties will be subject to the following terms and conditions:

                  (a) the indemnified party will give the indemnifying party prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by the indemnified party, directly or indirectly, and the indemnifying party will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to the indemnified party; provided that the failure of the indemnified party to give notice as provided in this
Section 11.2 shall not relieve the indemnifying party of its obligations under this Article XI, except to the extent that such failure has materially and adversely affected the rights of the indemnifying party;

                  (b) if within a reasonable time after notice of any Claim, the indemnifying party fails to defend such Claim, the indemnified party will have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and at the risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof;

                  (c) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party will have the right at its own expense to defend (provided that the indemnifying party shall continue to control the defense and the indemnified party shall have the right to participate in such defense), or co-defend, such Claim;

                  (d) the indemnifying party on one hand and the indemnified party on the other will not, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim;

                  (e) with respect to any Claims asserted against the indemnified party, the indemnified party will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent the indemnified party if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such Claims, and in that event the fees and expenses of such separate counsel shall be paid by such indemnifying party; and

                  (f) the indemnifying party will provide the indemnified party reasonable access to all records and documents of the indemnifying party relating to any Claim.


                                   ARTICLE XII

                               REGISTRATION RIGHTS

         12.1     Registration Rights.

                  (a) After the Permitted Transfer Date, SBC and any party to which any rights under this Agreement have been transferred (SBC and each transferee, a "Holder") holding, in the aggregate, at least 3% of the shares of Class A Common Stock then outstanding shall have the right, on one occasion only, by written request (a "Registration Request") of one or more Holders (the "Selling Stockholders") to the Company, to require the Company to prepare a registration statement (the "Registration Statement") on the appropriate form under the 33 Act with respect to shares of Class A Common Stock then owned by such Selling Stockholders for use in connection with an underwritten public distribution of all or part of such shares of Class A Common Stock.

                  (b) If at any time after the Permitted Transfer Date, the Company shall propose to prepare on its own behalf or on behalf of any of its holders of any of its Common Stock a registration statement in connection with an underwritten public offering of any such shares of Common Stock, the Company shall give each Holder written notice at least twenty or, in case of a registration statement proposed to be filed pursuant to Rule 415 of the 33 Act, ten Business Days before the anticipated filing date of such registration statement. Should any Holder desire to have any shares of Class A Common Stock included in such registration statement, such Holder shall so notify the Company in writing (which notice, and the notice of all other Holders with respect to such registration statement, shall be deemed to be a Registration Request) no later than ten or, in the case of a registration statement proposed to be filed pursuant to Rule 415 of the 33 Act, five Business Days after the Company's notice is given, setting forth the number of shares of Class A Common Stock which such Holder requests to be included in the registration statement. Any such registration statement that includes shares of Class A Common Stock owned by any Holder is hereinafter included in the term "Registration Statement" and each Holder who owns shares of Class A Common Stock included in a Registration Statement shall be a Selling Stockholder with respect to such Registration Statement.

                  (c) The Company may refuse to include in any such registration statement Class A Common Stock owned by such Holder if in the Company's reasonable judgment, based on advice of its investment bankers, inclusion of such shares of Class A Common Stock would have an adverse effect on the ability of the Company to complete such underwritten public offering. If in accordance with a Registration Request pursuant to Section 12.1(a), the Company reduces the number of shares to be included in any such Registration Statement in accordance with the foregoing, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, first, shares of Class A Common Stock requested to be included in such registration by the Selling Stockholders and, second, securities the Company proposes to sell and other securities of the Company included in such registration by the holders thereof. If, as a result of this Section 12.1(c), the Selling Shareholders are not able to register all of their shares of Class A Common Stock requested to be registered pursuant to Section 12.1(a), such Registration Request will not be deemed a Registration Request for purposes of
Section 12.1(a) and the Holders' rights will be restored.

                  (d) With respect to any Registration Statement under this
Section 12.1, the Company will:

                           (i) prepare and file with the SEC the Registration Statement within 90 days after a Selling Stockholders' notice requesting registration or inclusion in a proposed registration, and use its reasonable efforts to cause the securities covered by such Registration Statement to become registered and such Registration Statement to be declared effective as expeditiously as possible under the 33 Act or other applicable federal law and regulations (and cause to be prepared and file any amendments or supplements thereto as may be necessary to comply with applicable federal law and regulations); provided, however, that the Company may be allowed to defer filing of the Registration Statement: (A) if the general counsel or senior vice president of law of the Company reasonably determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material developments; (B) if the underwriters have notified the Company that market conditions are such as to recommend deferral; (C) pending the completion of year-end financial statements or quarterly earnings releases; or (D) if an offering by the Company of any securities is pending; provided, however, that any deferral pursuant to clauses
         (A)-(D) of this paragraph shall not in the aggregate be for more than 120 days.

                           (ii) use its reasonable efforts to cause to be registered or qualified the securities covered by such Registration Statement under such securities or Blue Sky laws in such jurisdictions within the United States as any Selling Stockholder may reasonably request; provided, however, that the Company reserves the right, in its sole discretion, not to cause to be registered or qualified such securities in any jurisdiction where the Company would be required in connection therewith to execute a general consent to service or to qualify as a foreign corporation or to subject itself to taxation;

                           (iii) maintain the effectiveness of any Registration Statement hereunder for 90 days or such longer period as may be required by the 33 Act to enable any Selling Stockholder and the underwriters, if any, to complete such offering;

                           (iv) promptly notify each Selling Stockholder of the happening of any event as a result of which any preliminary prospectus or prospectuses included in any Registration Statement hereunder includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements not misleading in light of the circumstances then existing;

                           (v) have the right to reasonably approve the choice of lead underwriter for the offering, if an underwritten offering;

                           (vi) furnish, at the request of any Selling
         Stockholder, an opinion, dated the date the Registration Statement became effective, of counsel representing the Company (which may be in-house counsel) for the purposes of such registration, addressed to the underwriters, if any, and to such Selling Stockholder as to such legal matters as such Selling Stockholder shall reasonably request; and

                           (vii) furnish, at the request of any Selling
         Stockholder, a letter, dated the date the Registration Statement became effective, of independent certified public accountants of the Company, addressed to the underwriters, if any, and to such Selling Stockholder as to such accounting matters as such Selling Stockholder shall reasonably request.

                  (e) The obligations of the Company to cause a Registration Statement to be prepared pursuant to the provisions of this Section 12.1 and each Selling Stockholder's right to have shares of Class A Common Stock included in any Registration Statement pursuant to the provisions of this Section 12.1 shall be subject to the following conditions:

                           (i) Each Selling Stockholder shall furnish to the Company in writing such information and documents as, in the opinion of the Company's counsel, may be reasonably required to properly cause to be prepared such Registration Statement in accordance with applicable provisions of the 33 Act and the SEC's regulations thereunder or federal or state securities or Blue Sky laws and regulations then in effect; and

                           (ii) If a Selling Stockholder desires to sell and distribute such shares of Class A Common Stock over a period of time, or from time to time, pursuant to a Registration Statement prepared pursuant to the provisions of this Section 12.1, then such Selling Stockholder shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with the relevant provisions of the 33 Act and the SEC's regulations thereunder or other federal or state securities or Blue Sky laws and regulations as then in effect.

                  (f) The Investor will pay or cause to be paid all fees and expenses (including all Blue Sky, New York Stock Exchange and National Association of Securities Dealers, Inc. filing and registration fees, accounting fees and disbursements, printing costs, attorneys' fees and disbursements) arising out of the preparation, filing, amending and supplementing of a Registration Statement pursuant to Section 12.1(a) hereof and to the amount of such fees and expenses that are reasonably allocable to the Selling Stockholder for a Registration Statement used under Section 12.1(b) based on the number of shares offered by the Selling Stockholders relative to the number of other shares offered by the Company or on behalf of any of its other holders.

                  (g)      Indemnity.

                           (i) The Company agrees to indemnify and hold harmless each Selling Stockholder and each Person, if any, who controls (within the meaning of Section 15 of the 33 Act and Section 20 of the 34 Act) such Selling Stockholder (a "Control Person") against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder or any such Control Person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final Registration Statement or prospectus with respect thereto, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each Selling Stockholder and each Control Person for any legal or other expenses reasonably incurred by such Selling Stockholder or such Control Person in connection with investigating or defending any such loss, claim, damage, liability or action;

         provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished by or on behalf of such Selling Stockholder or any such Control Person specifically for use in the preparation thereof.

                           (ii) Each Selling Stockholder will, severally and not jointly, indemnify and hold harmless the Company and each of its directors, officers and each Person, if any, who controls (within the meaning of Section 15 of the 33 Act and Section 20 of the 34 Act) the Company (a "Company Control Person") to the same extent as set forth in the foregoing indemnity from the Company to each Selling Stockholder but only with reference to written information included in any preliminary or final Registration Statement or prospectus with respect thereto, or amendment or supplement thereto, furnished by or on behalf of such Selling Stockholder specifically for use in the preparation of such documents; and will reimburse the Company or any such Company Control Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action for which such Selling Stockholder is obligated to indemnify the Company or any Company Control Person.

                           (iii) Promptly after receipt by an indemnified party under this Section 12.1(g) of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 12.1(g)(i) or (ii) above, notify the indemnifying party of any claim or the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 12.1(g)(i) or (ii) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                           (iv) If the indemnification provided for in paragraphs (i) or (ii) of this Section 12.1(g) is unavailable or insufficient in accordance with its terms in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits as well as the relative fault of the Company on the one hand and the Selling Stockholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable consideration. The relative benefits received by the Company on the one hand and the Selling Stockholder on the other shall be deemed to be in the same proportion as (i) the total purchase price received by the Company from SBC (based on the average purchase price paid by SBC times the number of shares purchased) for the securities to be reoffered by the Selling Stockholder in such offering bears to (ii) the total net proceeds received by the Selling Stockholder in such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Selling Stockholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


                                  ARTICLE XIII

                              RIGHTS OF FIRST OFFER

         13.1     Rights of First Offer Generally.

                  (a) Subject to the restrictions of Section 13.1 hereof and the limitations of Section 13.4 hereof, if, at any time after the Permitted Transfer Date, the Investor would like to sell any of its shares of Class A Common Stock then owned by the Investor to a Third Party other than pursuant to a Registration Statement (the "Transfer Stock"), the Investor shall provide a written notice (the "Right of First Offer Notice") stating the price at which it would like to sell any of its shares of Class A Common Stock and the maximum number of shares they intend to sell (the "Transfer Offer") to TWC (so long as TWC owns 50% of the Class B Common Stock) and to the Company thereafter. The Right of First Offer Notice shall also contain an offer to sell the Transfer Stock to TWC (so long as TWC Beneficially Owns more than 50% of the issued and outstanding Class B Common Stock), or to the Company thereafter, or to any of their designees (in the manner set forth below) at the same price and upon substantially the same terms and conditions as the terms and conditions contained in the Transfer Offer; provided, that, for purposes of this Article XIII, the term the "Company" or "TWC" shall include any of their respective designees.

                  (b) TWC (so long as TWC owns 50% of the Class B Common Stock) and the Company thereafter shall have the right and option, within 10 Business Days after the date the Right of First Offer Notice is received by TWC or the Company, as the case may be, to accept irrevocably such offer in the aggregate, as to all, but not less than all (unless otherwise consented to by the Investor) shares of Transfer Stock. If TWC (so long as TWC Beneficially Owns 50% of the Class B Common Stock) or the Company thereafter desires to exercise such option, it shall provide the Investor with written notice (specifying the number of shares of the Transfer Stock as to which it is accepting the offer) within such 10 Business Day period. Unless the Investor shall have otherwise consented to the purchase of less than all of the shares of Transfer Stock, TWC (so long as TWC owns 50% of the Class B Common Stock) or the Company thereafter shall not have the right to acquire such shares of Transfer Stock unless all such shares are being acquired by TWC or the Company, as the case may be, in the aggregate pursuant to the provisions of this Article XIII.

                  (c) Notwithstanding anything to the contrary contained in this
Article XIII, there shall be no liability on the part of the Investor to either the Company or TWC, as the case may be, in the event that the sale of Transfer Stock contemplated pursuant to this Article XIII is not consummated for any reason whatsoever. Whether a sale of Transfer Stock contemplated pursuant to this Article XIII is effected by the Investor is in the sole and absolute discretion of the Investor.

         13.2 Transfer Mechanics. The closing of the purchase of the Transfer Stock by TWC or the Company, as the case may be, shall take place at the principal executive offices of the Company as soon as practicable, but in no event later than thirty Business Days after the expiration of the 10 Business Day period after the giving of the Right of First Offer Notice (or such other date as may be mutually agreed to by the parties to such transaction). At such closing, TWC or the Company, as the case may be, shall deliver to the Investor the appropriate per share cash consideration pursuant to a bank, cashier's or certified check or by wire transfer of immediately available funds (unless otherwise specified in the Right of First Offer Notice provided to TWC or the Company, as the case may be), against delivery of certificates representing the Transfer Stock so purchased Duly Endorsed. Any Transfer (other than to a Third Party) pursuant to this Article XIII shall be made without any representations, warranties, covenants or indemnities; except, that, each transferor shall be deemed to have represented that (i) the transfer has been duly authorized by it,
(ii) that it has the capacity, power and authority to Transfer such shares and
(iii) that the acquiror shall obtain good title to such shares, free and clear of any defects, encumbrances and adverse interests (other than as provided for in this Agreement).

         13.3 Transfers to Third Parties after TWC or the Company Declines Rights of First Offer. Subject to the restrictions of Section 13.1, if at the end of the 10 Business Day period following the giving of the Right of First Offer Notice, TWC or the Company, as the case may be, shall not have accepted the offer contained in such notice as to all shares of Transfer Stock covered thereby, the Investor shall have 90 days in which to sell the Transfer Stock to a Third Party, at a price that is no less than 95% of the price contained in the Right of First Offer Notice and on terms and conditions not more favorable to such Third Party than were contained in the Right of First Offer Notice. Promptly after any sale pursuant to this Section 13.3, the Investor shall notify TWC or the Company, as the case may be, of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms and conditions thereof as TWC or the Company, as the case may be, may reasonably request. If, at the end of such 90 day period, the Investor has not completed the sale of the Transfer Stock, it shall no longer be permitted to sell such shares pursuant to this Section 13.3 without again fully complying with the provisions of this Article XIII and all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to all such Person's shares of Class A Common Stock, including the Transfer Stock.

         13.4 Exceptions to Rights of First Offer. The provisions of Sections
13.1 through 13.4 shall not be applicable to any Transfer of Class A Common Stock from the Investor to its Affiliates, or from any Affiliate of the Investor to the Investor.


                                   ARTICLE XIV

                                   STANDSTILL

         14.1 Standstill Provision. Except as contemplated by the Alliance Agreement (and the other related agreements contemplated by the Alliance Agreement), the Investor agrees that until the later of (A) February 8, 2009 or
(B) sixty days following the resignation or termination of service for any reason of the SBC Nominee from the Board of Directors, it shall not, and shall cause each of its directors, officers, employees, agents, Affiliates or representatives (any of the foregoing, a "Representative") not to, without the prior written consent of the Board of Directors specifically expressed in a resolution approved by a majority of the directors of the Company, directly or indirectly, through one or more intermediaries or otherwise, (i) acquire, agree to ac quire or make any proposal to acquire any securities of the Company or any of its Subsidiaries, any warrant or option to acquire any such securities, any security convertible into or exchange able for any such securities or any other right to acquire any such securities in excess of the 10%

Limit; (ii) seek or propose any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets or securities, dissolution, liquidation, restructuring, recapitalization or similar transaction of or involving the Company or any of its Subsidiaries; (iii) make, or in any way participate in, any "solicitation" of proxies or consents (whether or not relating to the election or removal of directors) within the meaning of Rule 14a-1 under the 34 Act with respect to any securities of the Company or any of its Subsidiaries, or seek to advise or influence any person with respect to the voting of any securities of the Company or any of its Subsidiaries or demand a copy of the stock ledger, list of stockholders, or any other books and records of the Company or any of its Subsidiaries; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 34 Act), with respect to any securities of the Company or any of its Subsidiaries; (v) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board of Directors or policies of the Company or any of its Subsidiaries; (vi) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of such shares; (vii) call or seek to have called any meeting of the stockholders of the Company or execute any written consent with respect to the Company or the Common Stock; (viii) seek, alone or in concert with others, representation on the Board of Directors (except as provided in Section 8.7 of this Agreement), or seek the removal of any member of such Board or a change in the composition or size of such Board; (ix) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other persons in connection with any of the foregoing, or make any investment in any other person that engages, or offers or proposes to engage, in any of the foregoing; or (x) make any publicly disclosed proposal regarding any of the foregoing; provided that the foregoing shall not prevent the SBC Nominee from exercising his fiduciary and other duties in his capacity as a director (including by participating in any Board deliberations or vote of the Board of Directors with respect to the calling of any annual meeting of shareholders of the Company). The provisions in this Article XIV shall not apply in the event of a Potential Change in Control Event, unless the activities defined in (a) or (b) of the definition of "Potential Change in Control Event" which gave rise to the Potential Change in Control Event are discontinued and remain so for one year without the occurrence of a Potential Change in Control Event. In such event, the provisions of this
Article XIV shall be reinstated and remain in full force and effect thereafter, although the 10% Limit shall be deemed to include any such shares of Common Stock the Investor had acquired during the period in which the standstill provision was not in effect. The Investor also agrees during such period not to make any proposal, statement or inquiry, or disclose any intention, plan or arrangement to the public or a Third Party (whether written or oral) inconsistent with the foregoing.

                                   ARTICLE XV

                                  MISCELLANEOUS

         15.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflicts of law principles thereof).

         15.2 Remedies Cumulative. Except as herein provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

         15.3 Brokerage. Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         15.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         15.5 Notices. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent to the recipient at its address (or facsimile number, as the case may be) set forth in Exhibit 15.5 (with copies to the persons specified in Exhibit 15.5 at the respective addresses for such persons specified in such Exhibit 15.5) or such other address as such party may from time to time designate in writing by certified mail (return receipt requested), facsimile or overnight courier.

         15.6 No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         15.7 Amendments and Waivers. This Agreement may be modified or amended only by a writing signed by the Company and by the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any shares of Class A Common Stock purchased under this Agreement at the time outstanding, each future holder of all such shares, and the Company.

         15.8 Rights of the Investor. Subject to the terms and conditions of this Agreement, the Investor shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Class A Common Stock with respect to exercising or refraining from exercising any such right or rights.

         15.9 Survival. All representations and warranties made by the Company and the Investor contained in this Agreement, and the obligation of the parties to indemnify each other pursuant to Section 11.1 hereof, shall survive the execution and delivery of this Agreement, any examination or due diligence inquiry by a party and the Closing until the date which is one year after the Closing Date. All covenants and agreements of the Company and the Investor contained in this Agreement (which terms do not include representations and warranties) shall, except as provided in such covenant or agreement, survive the Closing and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Investor or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof. The obligations to indemnify and hold harmless a party hereto, pursuant to Article XI hereof, shall survive only until the expiration of the applicable survival period for the representation and warranty under which the claim for indemnification is being made; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any such item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detain the basis of such claim) to the party to be providing the indemnification.

         15.10 Entire Understanding. This Agreement and the agreements to be executed in connection therewith on the Closing Date express the entire understanding of the parties and supersede all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter hereof and thereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         15.11 Expenses. Each party will pay all of its own expenses, including attorney's fees incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of transactions contemplated by this Agreement.

         15.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but which taken together shall constitute one agreement.

         15.13    Assignment; No Third-Party Beneficiaries.

                  (a) Except as otherwise expressly provided herein, this Agreement and the rights hereunder shall not be assignable or transferable by either party without the prior written consent of the other; provided that, if such assignment or transfer is consented to, such assignee or transferee expressly assumes in writing all of the such party's obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                  (b) This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

                  (c) SBC and the Investor shall be permitted, without the consent of the Company, to assign all its rights and obligations under this Agreement, including without limitation the right to purchase Class A Common Stock and common equity securities under Article II and Article VIII, and registration rights under Article XII, to any of its Affiliates; provided, however, that such assignee expressly assumes in writing all of either SBC or the Investor's obligations hereunder; and provided, further that in the event of such assignment SBC or the Investor, as the case may be, shall notify the Company in writing of such assignment, and for all purposes of this Agreement all references to SBC or the Investor shall mean such Affiliate.

         15.14 Press Releases and Announcements. All press releases and announcements concerning the investment contemplated by this Agreement shall be mutually agreed to by the Company and the Investor, except for any such disclosure required by law which, in the case of such disclosure by the Company, shall, to the extent practicable under the circumstances, be first discussed with the Investor and, in the case of such disclosure by the Investor, shall, to the extent practicable under the circumstances, be first discussed with the Company. Without limiting the generality of the foregoing, the Company and the Investor agree to issue jointly a press release announcing the execution of this Agreement on the date hereof. The foregoing provisions of this Section 15.14 shall not prohibit or restrict in any way disclosure by a party with respect to this Agreement in connection with any financing, strategic transaction, acquisition or disposition involving such party or any of its Affiliates, provided that such disclosure shall be first approved by the other party, which approval shall not be unreasonably withheld or delayed.

         15.15 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         15.16 Aggregation of Stock. All shares of the Class A Common Stock held or acquired by Affiliates or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            WILLIAMS COMMUNICATIONS GROUP, INC.



                                            By:
                                                -------------------------------

                                            THE WILLIAMS COMPANIES, INC.




                                            By:
                                                -------------------------------


                                            SBC COMMUNICATIONS INC.



                                            By:
                                                -------------------------------

                                                                    EXHIBIT 15.5


The Williams Companies, Inc.                              (T)  (918) 573-2480
One Williams Center                                       (F)  (918) 573-5942
Tulsa, OK  74171
Attn:  William von Glahn, Esq.

Williams Communications Group, Inc.                       (T)  (918) 573-4205
One Williams Center                                       (F)  (918) 573-3005
Tulsa, OK  74171
Attn:  David Batow, Esq.

with a copy (which shall not constitute notice) to:

Randall H. Doud                                           (T)  (212) 735-3000
Skadden, Arps, Slate, Meagher & Flom LLP                  (F)  (212) 735-2000
919 Third Avenue
New York, NY  10022

SBC Communications Inc.                                   (T) (210) 351-5030
175 E. Houston Street                                     (F) (210) 351-5034
Suite 1300
San Antonio, TX  78205
Attn.:  Mr. James Kahan
        Senior Vice President
        Corporate Development

with a copy (which shall not constitute notice) to:

Michael A. Meyer                                          (T) (210) 351-2165
General Attorney                                          (F) (210) 351-3488
SBC Communications Inc.
175 E. Houston Street
San Antonio, TX  78205